Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements.

(1)	Registration Statement (Form S-3 No. 333-235507) of BiomX Inc.,

(2)	Registration Statement (Form S-3 No. 333-261419) of BiomX Inc.,

(3)	Registration Statement (Form S-3 No. 333-272371) of BiomX Inc.,

(4)	Registration Statement (Form S-3 No. 333-275935) of BiomX Inc.,

(5)	Registration Statement (Form S-8 No. 333-235777) of BiomX Inc.,

(6)	Registration Statement (Form S-8 No. 333-254922) of BiomX Inc.,

(7)	Registration Statement (Form S-8 No. 333-263995) of BiomX Inc.,

(8)	Registration Statement (Form S-8 No. 333-270947) of BiomX Inc., and

(9)	Registration Statement (Form S-8 No. 333-278500) of BiomX Inc.;

of our report dated May 15, 2024, relating to the financial statements of Adaptive Phage Therapeutics, Inc. as of and for the years ended December 31, 2023 and 2022 appearing in this Current Report on Form 8-K/A of BiomX Inc.

/s/ Ernst & Young LLP

Tysons, Virginia

May 30, 2024